                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that to our knowledge:

      (1) The Company's periodic report on Form 10-Q for the period ended March 31, 2004 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

CHIEF EXECUTIVE OFFICER                             CHIEF FINANCIAL OFFICER

/s/ Lon R. Greenberg                                /s/ Anthony J. Mendicino
-----------------------------                       ----------------------------
Lon R. Greenberg                                    Anthony J. Mendicino

Date: May 17, 2004                                  Date: May 17, 2004